As filed with the Securities and Exchange Commission on October 19, 2021

Registration No. 333-259675

Registration No. 333-234308

Registration No. 333-221145

Registration No. 333-206419

Registration No. 333-198181

Registration No. 333-129752

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-259675

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-234308

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-221145

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-206419

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-198181

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-129752

UNDER

THE SECURITIES ACT OF 1933

NEXTGEN HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-2888568
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3525 Piedmont Rd., NE,

Building 6, Suite 700

Atlanta, Georgia 30305

(404) 467-1500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

NEXTGEN HEALTHCARE, INC. 2021 EMPLOYMENT INDUCEMENT EQUITY INCENTIVE PLAN

AMENDED 2015 EQUITY INCENTIVE PLAN

2015 EQUITY INCENTIVE PLAN

2014 EMPLOYEE SHARE PURCHASE PLAN

2005 STOCK OPTION AND INCENTIVE PLAN

(Full titles of the plans)

James R. Arnold, Jr.

Chief Financial Officer

NextGen Healthcare, Inc.

3525 Piedmont Rd., NE

Building 6, Suite 700

Atlanta, Georgia 30305

(404) 467-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David A. Katz, Esq.

Gordon S. Moodie, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

EXPLANATORY NOTE:

REINCORPORATION; ASSUMPTION OF REGISTRATION STATEMENTS

This Post-Effective Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), and constitutes Post-Effective Amendment (the “Amendment”) to Registration Statements Nos. 333-259675, 333-234308, 333-221145, 333-206419, 333-198181 and 333-129752 (the “Registration Statements”) filed by NextGen Healthcare, Inc., a California corporation (“NextGen California”), the predecessor of NextGen Healthcare, Inc., a Delaware corporation (the “Company”).

The Company succeeded to the interests of NextGen Healthcare California following a reincorporation effected pursuant to an Agreement and Plan of Merger, dated as of October 13, 2021 (the “Reincorporation Merger Agreement”), by and between NextGen California and the Company. The Reincorporation Merger Agreement provided for, among other things, the merger of NextGen California with and into the Company, a wholly owned subsidiary of NextGen California (the “Merger”).

The Merger Agreement was approved by the shareholders of NextGen California at the annual meeting of shareholders held on October 13, 2021, for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result of the Merger and upon the effective date of the Merger, each outstanding share of common stock, par value $0.01 per share, of NextGen California was automatically converted into one share of common stock, par value $0.01 per share, of the Company. Immediately prior to the consummation of the Merger, the Company had nominal assets and liabilities.

For purposes of this Amendment and the Registration Statements, any reference to “NextGen Healthcare, Inc.” (i) as of any time prior to the effective time of the Merger shall mean NextGen California and (ii) as of any time after the effective time of the Merger shall mean the Company.

The prospectuses contained in the Registration Statements incorporate by reference all documents filed by NextGen California and the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the Registration Statement and will incorporate by reference all documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act following the date of this Amendment. The prospectuses contained in the Registration Statements, as well as all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the effective time of the Merger and incorporated by reference in the Registration Statement, will not reflect the change in the state of incorporation of the registrant or changes in capital stock, among other things. With respect to such information, or any other information contained or incorporated by reference in the Registration Statements that is modified by information subsequently incorporated by reference in the Registration Statements, the statement or information previously contained or incorporated in the Registration Statements shall also be deemed modified or superseded in the same manner.

The Registration Statements and prospectuses shall remain unchanged in all other respects. Accordingly, this Amendment consists only of this explanatory note and revised versions of the following parts of the Form S-8; Part II, the signatures, the exhibit index and the exhibits filed in connection with this Amendment. In accordance with paragraph (d) of Rule 414 of the Securities Act, except as modified by this Amendment, the Company, as successor issuer to NextGen California, hereby expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act and the Exchange Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

NextGen Healthcare, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed by the Company and NextGen California, as applicable, with the Securities and Exchange Commission (the “Commission”):

a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021 filed with the Commission on May 27, 2021 pursuant to Section  13 of the Exchange Act, as amended by Form 10-K/A, filed with the Commission on July 29, 2021 pursuant to Section 13 of the Exchange Act;

b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

c)

The description of the Registrant’s Common Stock set forth in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on May 27, 2021, as amended by the Form 10-K/A filed with the Commission on July 29, 2021.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) permits (and in some cases requires) a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, subject to certain restrictions and limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the Registrant’s restated certificate of incorporation contains provisions that limit the liability of its directors for monetary damages to the fullest extent permitted by the DGCL for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (regarding unlawful dividends and unlawful stock repurchases and redemptions); or

•	any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Registrant’s restated bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to certain very limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the DGCL;

•

the Registrant is required to advance expenses incurred by its directors and officers in defending against certain legal proceedings to the fullest extent permitted by the DGCL, subject to very limited conditions; and

•	the rights conferred in the restated bylaws are not exclusive.

The Registrant has entered into indemnification agreements with its directors and executive officers, and the indemnification agreements, the Registrant’s Amended and Restated Certificate of Incorporation and the Registrant’s Amended and Restated Bylaws require the registrant to indemnify its directors and executive officers to the fullest extent permitted by Delaware law.

The Registrant currently carries liability insurance for its directors and executive officers for securities matters.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

3.1	Restated Articles of Incorporation of Quality Systems, Inc.	S-1	333-00161	3.1	1/11/1996

3.2	Certificate of Amendment to Articles of Incorporation of Quality Systems, Inc.	10-K	001-12537	3.1.1	6/14/2005

3.3	Certificate of Amendment to Articles of Incorporation of Quality Systems, Inc.	8-K	001-12537	3.01	10/11/2005

3.4	Certificate of Amendment to Articles of Incorporation of Quality Systems, Inc.	8-K	001-12537	3.1	3/6/2006

3.5	Certificate of Amendment to Articles of Incorporation of Quality Systems, Inc.	8-K	001-12537	3.1	10/6/2011

3.6	Restated Articles of Incorporation of the Registrant	8-K	001-12537	2.1	9/10/2018

3.7	Amended and Restated Bylaws of Quality Systems, Inc.	8-K	001-12537	3.1	10/31/2008

3.8	Amended and Restated Bylaws of the Registrant	8-K	001-12537	3.2	10/31/2018

3.9	Fourth Amended and Restated Bylaws of the Registrant	8-K/A	001-12547	3.1	8/17/2021

3.10	Amended and Restated Certificate of Incorporation of NextGen Healthcare, Inc., a Delaware corporation	8-K	001-12547	3.1	10/19/2021

3.11	Amended and Restated Bylaws of NextGen Healthcare, Inc.	8-K	001-12547	3.2	10/19/2021

4.1	Description of Registrant’s Securities registered pursuant to Section 12 of the Securities Exchange Act of 1934	10-K	001-12537	4.1	5/27/2021

24.1	Power of Attorney (see signature page)					X

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement, relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on October 19, 2021.

NEXTGEN HEALTHCARE, INC.

By:	/s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James R. Arnold and David Ahmadzai, jointly and severally, his or her attorneys-in-fact, each with the full power of substitution, for him or her in any and all capacities, to sign this registration statement, and any amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Sides David Sides	Chief Executive Officer and Director (Principal Executive Officer)	October 19, 2021

/s/ James R. Arnold, Jr. James R. Arnold, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 19, 2021

/s/ David Ahmadzai David Ahmadzai	Chief Accounting Officer (Principal Accounting Officer)	October 19, 2021

/s/ Jeffrey H. Margolis Jeffrey H. Margolis	Chairman of the Board and Director	October 19, 2021

/s/ Craig A. Barbarosh Craig A. Barbarosh	Vice Chairman of the Board and Director	October 19, 2021

/s/ George H. Bristol George H. Bristol	Director	October 19, 2021

/s/ Darnell Dent Darnell Dent	Director	October 19, 2021

/s/ Morris Panner Morris Panner	Director	October 19, 2021

/s/ Pamela Puryear Pamela Puryear	Director	October 19, 2021

/s/ Geraldine McGinty Geraldine McGinty	Director	October 19, 2021

/s/ Julie D. Klapstein Julie D. Klapstein	Director	October 19, 2021